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                  EXHIBIT 21.1 - SUBSIDIARIES OF THE REGISTRANT
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                                                                                       Other Names Under Which
          Subsidiary                         Jurisdiction of Incorporation          Such Subsidiary Does Business
          ----------                         -----------------------------          -----------------------------
GCW Holdings, Inc.                                      Delaware                                None

Costura Dominicana, Inc.                                Delaware                                None

GCI IP Sub, Inc.                                        Delaware                                None

Auburn Hosiery Mills, Inc                               Kentucky                                None

GCI Spainco, S.L.                                        Spain                                  None

Sport Socks Co. (Ireland) Ltd.                          Ireland                                 None

Sport Socks Co. (UK) Limited                         United Kingdom                             None

Sport Socks Co. (Belgium) BVBA                          Belgium                                 None

Gerber Childrenswear Canada, Inc.                       Delaware                                None

Costura Matamoros S.A. de C.V.                           Mexico                                 None

GCW Mexico S.A. de C.V.                                  Mexico                                 None
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